Exhibit 4.1

EXECUTION VERSION

SIXTEENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This SIXTEENTH AMENDMENT (this “Amendment”), dated as of July 11, 2025, is among TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as seller (the “Seller”), TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), the PURCHASERS and PURCHASER AGENTS from time to time party to the Agreement (the “Purchasers”) and VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra”), as Performance Guarantor. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto are parties to the Receivables Purchase Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, concurrently herewith the parties are entering into an Amended and Restated Purchaser Group Fee Letter (the “Fee Letter”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

SECTION 1. Rebalancing of Commitment Percentages. In connection with the changes in the respective Commitment Percentages of the Purchasers resulting from the amendments contemplated hereby, the Seller shall be deemed to have requested a non-ratable reduction of Capital from each Assigning Purchaser and a non-ratable Purchase from each Assignee Purchaser, in amounts with respect to each Assigning Purchaser and Assignee Purchaser, as applicable, such that, after giving effect to such reductions and Purchases, the outstanding aggregate Capital of each Purchaser Group shall be equal to such Purchaser Group’s Group Commitment Percentage (after giving effect to the adjustments set forth on Schedule VI attached hereto, as applicable) times the Aggregate Capital. For administrative convenience, the Seller may instruct Assignee Purchasers to fund the foregoing Purchases by paying the proceeds thereof directly to the Assigning Purchasers as the foregoing reduction in Capital of the Assigning Purchasers on the Seller’s behalf and such Assignee Purchasers shall fund such rebalancing Purchases to the Assigning Purchasers regardless of whether the conditions precedent to a Purchase set forth in Exhibit II to the Agreement or otherwise in the Agreement are satisfied. For purposes of this Section 1 the following terms shall have the following meanings:

“Assignee Purchaser” means a Purchaser whose Group Commitment Percentage (after giving effect to such adjustments occurring on the date hereof, as applicable) times the Aggregate Capital exceeds the outstanding aggregate Capital of such Purchaser Group at such time.

“Assigning Purchaser” means a Purchaser whose Group Commitment Percentage (after giving effect to such adjustments occurring on the date hereof, as applicable) times the Aggregate Capital is less than the outstanding aggregate Capital of such Purchaser Group at such time.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The definition of “Facility Termination Date” set forth in Exhibit I of the Agreement is amended by deleting the date “July 11, 2025” where it appears therein and replacing it with “July 10, 2026”.

2.2 The definition of “Settlement Date” set forth in Exhibit I of the Agreement is amended and restated as follows:

“Settlement Date” means for any Settlement Period, (a) the day of the following calendar month that is two (2) Business Days following the date the Information Package is delivered pursuant to Exhibit IV, Section 2(j)(ii), provided, for the avoidance of doubt, that the Settlement Date for the July 2025 Settlement Period shall be September 4, 2025, and (b) on and after the Facility Termination Date, each other day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily).

2.3 Section 2(j)(ii) of Exhibit IV is hereby amended and restated as follows:

(ii) as soon as available and in any event not later than the seventeenth (17th) calendar day of the month (or, if such day is not a Business Day, on the next succeeding Business Day), an Information Package as of the most recently completed Settlement Period; provided, however, with respect to the July 2025 Settlement Period, such Information Package shall be delivered no later than September 2, 2025;

2.4 Schedule VI of the Agreement is hereby deleted in its entirety and replaced with Schedule VI attached hereto.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to (i) the payment of any fees, costs and expenses due and payable to each Purchaser Agent under the Fee Letter and (ii) the condition precedent that the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator) by each of the parties hereto or thereto, in form and substance satisfactory to the Administrator:

(a) counterparts of this Amendment (whether by facsimile or otherwise);

(b) counterparts of the Fee Letter (whether by facsimile or otherwise) executed by each of the respective parties thereto; and

(c) such other documents, agreement, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by Administrator of an executed counterpart of this Amendment, including, without limitation, opinions of counsel for the Seller and the Servicer, each dated as of the date hereof and addressed to the Purchasers and the Administrator, from: (A) Sidley Austin LLP, with respect to enforceability of agreements; no conflicts with law, other agreements or organic documents; and other customary corporate opinions and (B) Vistra, with respect to enforceability of agreements; no conflicts with law, other agreements or organic documents; and other customary corporate opinions.

SECTION 4. Representations and Warranties.

Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:

(a) Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are (i) within each of its organizational powers and have been duly authorized by all necessary action on each of its parts, (ii) do not contravene or result in a default under or conflict with (A) its constitutional documents; (B) any law, rule or regulation applicable to it except where such contravention, default or conflict would not have a Material Adverse Effect; (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound; or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties except under the Transaction Documents. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Default. Immediately after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.

(d) Funding Deficiency. To the knowledge of the Seller and the Servicer, no Funding Deficiency exists as of the date hereof.

SECTION 5. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 6. Reaffirmation of Performance Guaranty. After giving effect to this Amendment, the Fee Letter and each of the other transactions contemplated hereby and thereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Vistra hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO)).

SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TXU ENERGY RECEIVABLES COMPANY LLC, as Seller

By:	/s/ William M. Quinn
Name:	William M. Quinn
Title:	Senior Vice President and Treasurer

TXU ENERGY RETAIL COMPANY LLC, in its individual capacity and as Servicer

By:	/s/ William M. Quinn
Name:	William M. Quinn
Title:	Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, as Performance Guarantor

By:	/s/ William M. Quinn
Name:	William M. Quinn
Title:	Senior Vice President and Treasurer

[Signature Page to Sixteenth Amendment to RPA]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrator

By:	/s/ David R. Núñez
Name: David R. Núñez
Title: Managing Director

By:	/s/ Michael Regan
Name: Michael Regan
Title: Managing Director

[Signature Page to Sixteenth Amendment to RPA]

CACIB PURCHASER GROUP:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent

By:	/s/ David R. Núñez
Name: David R. Núñez
Title: Managing Director

By:	/s/ Michael Regan
Name: Michael Regan
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Committed Purchaser

By:	/s/ David R. Núñez
Name: David R. Núñez
Title: Managing Director

By:	/s/ Michael Regan
Name: Michael Regan
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as Conduit Purchaser

By: Credit Agricole Corporate and Investment Bank, as Attorney-in-fact

By:	/s/ David R. Núñez
Name: David R. Núñez
Title: Managing Director

By:	/s/ Michael Regan
Name: Michael Regan
Title: Managing Director

[Signature Page to Sixteenth Amendment to RPA]

RBC PURCHASER GROUP:

ROYAL BANK OF CANADA, as Purchaser Agent

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Committed Purchaser

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

By:	/s/ Lisa Wang
Name: Lisa Wang
Title: Authorized Signatory

THUNDER BAY FUNDING, LLC, as Conduit Purchaser

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Sixteenth Amendment to RPA]

MUFG PURCHASER GROUP:

MUFG BANK, LTD., as Purchaser Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD., as Committed Purchaser

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

GOTHAM FUNDING CORPORATION, as Conduit Purchaser

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page to Sixteenth Amendment to RPA]

SCHEDULE VI

COMMITMENTS

Party	Capacity	Period 1 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$550,000,000

Party	Capacity	Period 1 Commitment
Royal Bank of Canada	Committed Purchaser	$375,000,000

Party	Capacity	Period 1 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$175,000,000

Schedule VI